UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 16, 2009

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 16th Street SW, Suite 100 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In accordance with the previously-announced management succession plan of Investors Real Estate Trust (“IRET” or the “Company’), Thomas A. Wentz, Sr. retired as President and Chief Executive Officer of the Company effective September 16, 2009.  The Company’s Board of Trustees on September 16, 2009 appointed Timothy P. Mihalick, the Company’s Chief Operating Officer and long-time Company executive and trustee, as Mr. Wentz Sr.’s successor as President and Chief Executive Officer, and Thomas A. Wentz, Jr., Senior Vice President, Asset Management and Finance, was appointed Chief Operating Officer.  Mr. Wentz, Sr. will continue with IRET on a part-time basis, in the role of Senior Vice President and Chief Investment Officer focusing on acquisitions to IRET’s property portfolio.

Mr. Mihalick joined IRET as a financial officer in May 1981.  He was named Vice President in 1992, Senior Vice President in 2002, and served as Chief Operating Officer from 1997 until his appointment as President and Chief Executive Officer.  Mr. Mihalick has been a member of the Company’s Board of Trustees since 1999.

Mr. Wentz, Jr. joined IRET as General Counsel and Vice President in January 2000.  He served as Senior Vice President, Asset Management and Finance, from 2002 until his appointment as Chief Operating Officer.  Mr. Wentz, Jr. has been a member of the Company’s Board of Trustees since 1996.

There are no arrangements or understandings between Mr. Mihalick and Mr. Wentz, Jr. and any other person pursuant to which they were appointed to their current positions.  Mr. Mihalick is not related to any other executive officer or trustee of the Company.  Mr. Wentz, Jr. is the son of Thomas Wentz, Sr.  There are no related party transactions between either of Mr. Mihalick or Mr. Wentz, Jr. and the Company.

Also on September 16, 2009, the Compensation Committee of the Company’s Board of Trustees approved the base salaries, effective as of October 1, 2009, for Mr. Mihalick and Mr. Wentz, Jr, as follows:

1.	the base salary of Mr. Mihalick was increased from $345,000 per year to $380,000; and

2.	the base salary of Mr. Wentz, Jr. was increased from $287,500 per year to $325,000, and he was granted the use of a company vehicle.

ITEM 8.01                      OTHER EVENTS

The Company announced the results of voting at its 2009 Annual Meeting of Shareholders held September 15, 2009.  The two proposals that shareholders voted on were approved:

1.
the election of trustees:  the following ten nominees for election to the Company’s Board of Trustees were elected, each for a term of one year expiring at the 2010 Annual Meeting of Shareholders or until their successors are duly elected and qualified:  Patrick G. Jones, Timothy P. Mihalick, Jeffrey L. Miller, C.W. “Chip” Morgan, John T. Reed, Edward T. Schafer, W. David Scott, Stephen L. Stenehjem, John D. Stewart, and Thomas A. Wentz, Jr.; and

2.	the ratification of the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
(Registrant)

By: /s/ Thomas A. Wentz, Jr.
Thomas A. Wentz, Jr.
Senior Vice President & Chief Operating Officer

Dated:  September 18, 2009